Exhibit 99.1

Intel Corporation
2200 Mission College Blvd.
Santa Clara, CA 95054-1549
News Release

Intel Reports First-Quarter Financial Results

News Summary:

•	Record first-quarter revenue was $16.1 billion, up 13 percent year-over-year[1] on strength of Intel's data-centric* businesses, which accounted for 49 percent of first-quarter revenue.

•	Data-centric growth and operating margin leverage boosted earnings-per-share (EPS), which rose 53 percent year-over-year; non-GAAP EPS was up 32 percent year-over-year.

•	Intel is raising its full-year revenue and earnings outlook based on this strong start; expecting 2018 revenue of $67.5 billion, up $2.5 billion from prior guidance.

SANTA CLARA, Calif., April 26, 2018 -- Intel Corporation today reported first-quarter 2018 financial results.

"Coming off a record 2017, 2018 is off to a strong start. Our PC business continued to execute well and our data-centric businesses grew 25 percent, accounting for nearly half of first-quarter revenue," said Brian Krzanich, Intel CEO. "The strength of Intel’s business underscores my confidence in our strategy and the unrelenting demand for compute performance fueled by the growth of data."

“Compared to the first-quarter expectations we set in January, revenue was higher, operating margins were stronger and EPS was better," said Bob Swan, Intel CFO. "Our data-centric strategy is accelerating Intel’s transformation, and we’re raising our earnings and cash flow expectations for the year."

Q1 2018 Financial Highlights

	GAAP			Non-GAAP
	Q1 2018	Q1 2017	vs. Q1 2017	Q1 2018	Q1 2017	vs. Q1 2017
Revenue ($B)	$16.1	$14.8	up 9%	$16.1^	$14.8^	up 9%
Gross Margin	60.6%	61.9%	down 1.3 pts	62.3%	63.3%	down 1 pts
R&D and MG&A ($B)	$5.2	$5.4	down 4%	$5.2^	$5.4^	down 4%
Operating Income ($B)	$4.5	$3.6	up 23%	$4.8	$4.0	up 21%
Tax Rate	11.1%	22.3%	down 11.2 pts	11.7%	22.3%^	down 10.6 pts
Net Income ($B)	$4.5	$3.0	up 50%	$4.2	$3.2	up 30%
Earnings Per Share	$0.93	$0.61	up 53%	$0.87	$0.66	up 32%

In the first quarter, the company generated approximately $6.3 billion in cash from operations, paid dividends of $1.4 billion and used $1.9 billion to repurchase 41 million shares of stock.

1 Excluding McAfee
* Data-centric businesses include DCG, IOTG, NSG, PSG and All Other, excluding McAfee
^ No adjustment on a non-GAAP basis

Intel/Page 2

Business Unit Summary

	Key Business Unit Revenue and Trends
		Q1 2018	vs. Q1 2017
PC-centric	CCG	$8.2 billion	up	3%
Data-centric	DCG	$5.2 billion	up	24%
	IOTG	$840 million	up	17%
	NSG	$1.0 billion	up	20%
	PSG	$498 million	up	17%
			up	25%*

In the first quarter, Intel saw strong performance from data-centric businesses, which accounted for approximately half (49%) of Intel's revenue, an all-time high. The Data Center Group (DCG) achieved growth in all market segments and saw increasing adoption of Intel® Xeon® Scalable processors, including for artificial intelligence workloads. Non-Volatile Memory Solutions Group (NSG) revenue grew 20 percent as strong demand for storage continued. The Programmable Solutions Group (PSG) won new designs with server OEMs adding Intel’s field programmable gate array (FPGA) acceleration to their data center offerings, and strong demand from retail and video customers drove first-quarter growth in the Internet of Things Group (IOTG).
The Client Computing Group (CCG) continued its strong execution and introduced a new lineup of high-performance mobile products including the 8th Gen Intel® Core™ i9 processor and a new Intel Core platform extension that brings together the benefits of 8th Gen Intel Core processors with Intel® Optane™ memory. We continue to make 14 nm process optimizations and architectural innovations in both data center and client products that will be coming this year. Intel is currently shipping low-volume 10 nm product and now expects 10 nm volume production to shift to 2019.
In autonomous driving, Mobileye continued momentum with automotive customers and recently won a high-volume design for EyeQ*5. The company also began operating autonomous vehicle test cars in Israel with plans to expand the fleet to other geographies.
Additional information regarding Intel’s results can be found in the Q1'18 Earnings Presentation available at: www.intc.com/results.cfm.

1 Excluding McAfee
* Data-centric businesses include DCG, IOTG, NSG, PSG and All Other, excluding McAfee
^ No adjustment on a non-GAAP basis

Intel/Page 3

Business Outlook

Intel's guidance for the second-quarter and full-year 2018 includes both GAAP and non-GAAP estimates. Reconciliations between these GAAP and non-GAAP financial measures are included below.

Q2 2018	GAAP	Non-GAAP	Range
Revenue	$16.3 billion	$16.3 billion^	+/- $500 million
Operating margin	28%	30%	approximately
Tax rate	14%	13%	approximately
Earnings per share	$0.85	$0.85	+/- 5 cents

Full-Year 2018	GAAP	Non-GAAP	Range
Revenue	$67.5 billion	$67.5 billion^	+/- $1.0 billion
Operating margin	29%	31%	approximately
Tax rate	13%	13%^	approximately
Earnings per share	$3.79	$3.85	+/- 5%
Full-year capital spending	$14.5 billion	$14.5 billion^	+/- $500 million
Net capital deployed[1]	$12.5 billion	$12.5 billion^	+/- $500 million
Free cash flow	N/A	$14.5 billion	+/- $500 million
1Net capital deployed is full-year capital spending offset by expected prepaid supply agreements within NSG.

Intel’s Business Outlook does not include the potential impact of any business combinations, asset acquisitions, divestitures (except as noted below), strategic investments and other significant transactions that may be completed after April 26, 2018. Actual results may differ materially from Intel’s Business Outlook as a result of, among other things, the factors described under “Forward-Looking Statements” below. Our guidance above reflects the divestiture of Wind River, which we expect to close during the second quarter of 2018.

Earnings Webcast

Intel will hold a public webcast at 2:00 p.m. PDT today to discuss the results for its first quarter of 2018. The live public webcast can be accessed on Intel's Investor Relations website at www.intc.com/results.cfm. The Q1'18 Earnings Presentation, webcast replay, and audio download will also be available on the site.

Intel plans to report its earnings for the second quarter of 2018 on July 26, 2018 promptly after close of market, and related materials will be available at www.intc.com/results.cfm. A public webcast of Intel’s earnings conference call will follow at 2:00 p.m. PDT at www.intc.com.

^ No adjustment on a non-GAAP basis.

Intel/Page 4

Forward-Looking Statements

Intel’s Business Outlook and other statements in this release that refer to future plans and expectations are forward-looking statements that involve a number of risks and uncertainties. Words such as "anticipates," "expects," "intends," "goals," "plans," "believes," "seeks," "estimates," "continues," "may," "will," "would," "should," "could," and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements that refer to or are based on projections, uncertain events or assumptions also identify forward-looking statements. All forward-looking statements included in this news release are based on management's expectations as of the date of this earnings release and, except as required by law, Intel disclaims any obligation to update these forward-looking statements to reflect future events or circumstances. Forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statements. Intel presently considers the following to be important factors that could cause actual results to differ materially from the company's expectations.

•
Demand for Intel's products is highly variable and could differ from expectations due to factors including changes in business and economic conditions; customer confidence or income levels; the introduction, availability and market acceptance of Intel's products, products used together with Intel products and competitors' products; competitive and pricing pressures, including actions taken by competitors; supply constraints and other disruptions affecting customers; changes in customer order patterns including order cancellations; and changes in the level of inventory at customers.

•
Intel's results could vary significantly from expectations based on capacity utilization; variations in inventory valuation, including variations related to the timing of qualifying products for sale; changes in revenue levels; segment product mix; the timing and execution of the manufacturing ramp and associated costs; excess or obsolete inventory; changes in unit costs; defects or disruptions in the supply of materials or resources; and product manufacturing quality/yields. Variations in results may also be caused by the timing of Intel product introductions and related expenses, including marketing programs, and Intel's ability to respond quickly to technological developments and to introduce new products or incorporate new features into existing products, which may result in restructuring and asset impairment charges.

•
Intel's results could be affected by adverse economic, social, political and physical/infrastructure conditions in countries where Intel, its customers or its suppliers operate, including military conflict and other security risks, natural disasters, infrastructure disruptions, health concerns, fluctuations in currency exchange rates, sanctions and tariffs, and continuing uncertainty regarding social, political, immigration, and tax and trade policies in the U.S. and abroad, including the United Kingdom's vote to withdraw from the European Union. Results may also be affected by the formal or informal imposition by countries of new or revised export and/or import and doing-business regulations, which could be changed without prior notice.

•	Intel operates in highly competitive industries and its operations have high costs that are either fixed or difficult to reduce in the short term.

•
The amount, timing and execution of Intel's stock repurchase program may fluctuate based on Intel's priorities for the use of cash for other purposes—such as investing in our business, including operational and capital spending, acquisitions, and returning cash to our stockholders as dividend payments—and because of changes in cash flows, tax laws, or the market price of our common stock.

•
Intel's expected tax rate is based on current tax law, including current interpretations of the Tax Cuts and Jobs Act of 2017 (”TCJA”), and current expected income and may be affected by evolving interpretations of TCJA; the jurisdictions in which profits are determined to be earned and taxed; changes in the estimates of credits, benefits and deductions; the resolution of issues arising from tax audits with various tax authorities, including payment of interest and penalties; and the ability to realize deferred tax assets.

•
Intel's results could be affected by gains or losses from equity securities and interest and other, which could vary depending on gains or losses on the change in fair value, sale, exchange, or impairments of equity and debt investments, interest rates, cash balances, and changes in fair value of derivative instruments.

•	Product defects or errata (deviations from published specifications) may adversely impact our expenses, revenues and reputation.

Intel/Page 5

•
Security vulnerability issues may exist with respect to our processors and other products as well as the operating systems and workloads running on them. Mitigation techniques, including software and firmware updates, may not operate as intended or effectively resolve these vulnerabilities. In addition, we may be required to rely on third parties, including hardware, software, and services vendors, as well as end users, to develop and deploy mitigation techniques, and the effectiveness of mitigation techniques may depend solely or in part on the actions of these third parties. Security vulnerabilities and/or mitigation techniques, including software and firmware updates, may result in adverse performance, reboots, system instability, data loss or corruption, unpredictable system behavior, or the misappropriation of data by third parties. We have and may continue to face product claims, litigation, and adverse publicity and customer relations from security vulnerabilities and/or mitigation techniques, including as a result of side-channel exploits such as “Spectre” and “Meltdown,” which could adversely impact our results of operations, customer relationships, and reputation. Separately, the publicity around recently disclosed security vulnerabilities may result in increased attempts by third parties to identify additional vulnerabilities, and future vulnerabilities and mitigation of those vulnerabilities may also adversely impact our results of operations, customer relationships, and reputation.

•
Intel's results could be affected by litigation or regulatory matters involving intellectual property, stockholder, consumer, antitrust, disclosure and other issues. An unfavorable ruling could include monetary damages or an injunction prohibiting Intel from manufacturing or selling one or more products, precluding particular business practices, impacting Intel's ability to design its products, or requiring other remedies such as compulsory licensing of intellectual property.

•	Intel's results may be affected by the timing of closing of acquisitions, divestitures and other significant transactions.
Additional information regarding these and other factors that could affect Intel's results is included in Intel's SEC filings, including the company's most recent reports on Forms 10-K and 10-Q, copies of which may be obtained by visiting our Investor Relations website at www.intc.com or the SEC's website at www.sec.gov.

About Intel

Intel (NASDAQ: INTC) expands the boundaries of technology to make the most amazing experiences possible. Information about Intel can be found at newsroom.intel.com and intel.com.

Intel, the Intel logo, Intel Core, Intel Optane, and Xeon, are trademarks of Intel Corporation or its subsidiaries in the U.S. and/or other countries.

*Other names and brands may be claimed as the property of others.

Intel/Page 6

INTEL CORPORATION
CONSOLIDATED SUMMARY STATEMENT OF INCOME DATA

	Three Months Ended
(In Millions, Except Per Share Amounts; Unaudited)	Mar 31, 2018	Apr 1, 2017
NET REVENUE	$16,066	$14,796
Cost of sales	6,335	5,636
GROSS MARGIN	9,731	9,160
Research and development	3,311	3,311
Marketing, general and administrative	1,900	2,099
R&D AND MG&A	5,211	5,410
Restructuring and other charges	—	80
Amortization of acquisition-related intangibles	50	38
OPERATING EXPENSES[1]	5,261	5,528
OPERATING INCOME	4,470	3,632
Gains (losses) on equity investments, net	643	252
Interest and other, net[1]	(102)	(69)
INCOME BEFORE TAXES	5,011	3,815
Provision for taxes	557	851
NET INCOME (LOSS)	$4,454	$2,964

BASIC EARNINGS PER SHARE OF COMMON STOCK	$0.95	$0.63
DILUTED EARNINGS PER SHARE OF COMMON STOCK	$0.93	$0.61

WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING:
BASIC	4,674	4,723
DILUTED	4,790	4,881
1 Operating expenses and interest and other, net have been retrospectively restated due to the adoption of ASU 2017-07 in the first quarter of 2018.

Intel/Page 7

INTEL CORPORATION
CONSOLIDATED SUMMARY BALANCE SHEET DATA

(In Millions)	Mar 31, 2018	Dec 30, 2017
CURRENT ASSETS	(unaudited)
Cash and cash equivalents	$3,554	$3,433
Short-term investments	2,020	1,814
Trading assets	10,623	8,755
Accounts receivable	4,879	5,607
Inventories
Raw materials	1,242	1,098
Work in process	3,750	3,893
Finished goods	2,154	1,992
	7,146	6,983
Other current assets	3,408	2,908
TOTAL CURRENT ASSETS	31,630	29,500

Property, plant and equipment, net	43,735	41,109
Equity investments	9,481	8,579
Other long-term investments	3,435	3,712
Goodwill	24,346	24,389
Identified intangible assets, net	12,355	12,745
Other long-term assets	3,614	3,215
TOTAL ASSETS	$128,596	$123,249

CURRENT LIABILITIES
Short-term debt	$3,842	$1,776
Accounts payable	4,415	2,928
Accrued compensation and benefits	2,118	3,526
Deferred income	—	1,698
Other accrued liabilities	9,586	7,535
TOTAL CURRENT LIABILITIES	19,961	17,421

Debt	24,770	25,037
Contract liabilities	2,479	—
Income taxes payable, non-current	5,774	4,069
Deferred income taxes	1,564	3,046
Other long-term liabilities	3,082	3,791

TEMPORARY EQUITY	801	866

Stockholders' equity
Preferred stock	—	—
Common stock and capital in excess of par value	26,430	26,074
Accumulated other comprehensive income (loss)	(683)	862
Retained earnings	44,418	42,083
TOTAL STOCKHOLDERS' EQUITY	70,165	69,019
TOTAL LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS' EQUITY	$128,596	$123,249

Intel/Page 8

INTEL CORPORATION
SUPPLEMENTAL FINANCIAL AND OTHER INFORMATION

(In Millions)	Mar 31, 2018	Apr 1, 2017
CASH INVESTMENTS:
Cash and short-term investments	$5,574	$7,992
Trading assets	10,623	9,303
Total cash investments	$16,197	$17,295

	Three Months Ended
	Mar 31, 2018	Apr 1, 2017
SELECTED CASH FLOW INFORMATION:
Operating activities:
Net cash provided by operating activities	$6,284	$3,898
Depreciation	$1,806	$1,625
Share-based compensation	$433	$397
Amortization of intangibles	$390	$321
Investing activities:
Additions to property, plant and equipment	$(2,910)	$(1,952)
Financing activities:
Repurchase of common stock	$(1,914)	$(1,242)
Payment of dividends to stockholders	$(1,400)	$(1,229)

EARNINGS PER SHARE OF COMMON STOCK INFORMATION:
Weighted average shares of common stock outstanding - basic	4,674	4,723
Dilutive effect of employee equity incentive plans	65	58
Dilutive effect of convertible debt	51	100
Weighted average shares of common stock outstanding - diluted	4,790	4,881

STOCK BUYBACK:
Shares repurchased	41	35
Cumulative shares repurchased (in billions)	5.0	4.9
Remaining dollars authorized for buyback (in billions)	$11.3	$5.5

OTHER INFORMATION:
Employees (in thousands)	103.7	106.9

Intel/Page 9

INTEL CORPORATION
SUPPLEMENTAL OPERATING SEGMENT RESULTS

	Three Months Ended
(In Millions)	Mar 31, 2018	Apr 1, 2017
Net Revenue
Client Computing Group
Platform	$7,615	$7,397
Adjacency	605	579
	8,220	7,976
Data Center Group
Platform	4,824	3,879
Adjacency	410	353
	5,234	4,232
Internet of Things Group
Platform	719	632
Adjacency	121	89
	840	721
Non-Volatile Memory Solutions Group	1,040	866
Programmable Solutions Group	498	425
All Other	234	576
TOTAL NET REVENUE	$16,066	$14,796
Operating income (loss)
Client Computing Group	$2,791	$3,031
Data Center Group	2,602	1,487
Internet of Things Group	227	105
Non-Volatile Memory Solutions Group	(81)	(129)
Programmable Solutions Group	97	92
All Other	(1,166)	(954)
TOTAL OPERATING INCOME	$4,470	$3,632

In the third quarter of 2017, Intel completed its tender offer for the outstanding ordinary shares of Mobileye B.V. (Mobileye), formerly known as Mobileye N.V. In the second quarter of 2017, Intel completed its divestiture of Intel Security Group (ISecG). The results of Mobileye and ISecG are reported within the "All Other" category.
Revenue for our reportable and non-reportable operating segments is primarily related to the following product lines:

•
CCG is responsible for all aspects of the client computing continuum, which includes platforms designed for end-user form factors, focusing on high growth segments of 2-in-1, thin-and-light, commercial and gaming, and growing adjacencies as well as connectivity technologies.

•
DCG develops workload-optimized platforms for compute, storage, network, and related functions, which are designed for and sold into the enterprise and government, cloud, and communications service providers market segments.

•
IOTG develops and sells high-performance Internet of Things compute solutions for retail, automotive, industrial, and video surveillance market segments, along with a broad range of other embedded applications. These market-driven solutions utilize silicon and software assets from our data center and client businesses to expand our compute footprint into Internet of Things market segments.

•
NSG offers lntel® Optane™ and lntel® 3D NAND technologies, which drive innovation in solid-state drives (SSDs). The primary customers are enterprise and cloud-based data centers, users of business and consumer desktops and laptops, and a variety of embedded and Internet of Things application providers.

•
PSG offers programmable semiconductors, primarily field-programmable gate arrays (FPGAs) and related products for a broad range of market segments, including communications, data center, industrial, military, and automotive.

We have sales and marketing, manufacturing, engineering, finance, and administration groups. Expenses for these groups are generally allocated to the operating segments and the expenses are included in the following operating results.
All other category includes revenue, expenses, and charges such as:

•	results of operations from non-reportable segments not otherwise presented;

•	historical results of operations from divested businesses;

•	results of operations of start-up businesses that support our initiatives, including our foundry business;

•	amounts included within restructuring and other charges;

•	a portion of employee benefits, compensation, and other expenses not allocated to the operating segments; and

•	acquisition-related costs, including amortization and any impairment of acquisition-related intangibles and goodwill.
A substantial majority of our revenue is generated from the sale of platform products. Platform products incorporate various components and technologies, including a microprocessor and chipset, a stand-alone SoC, or a multi-chip package. Our remaining primary product lines are incorporated in "adjacency."

Intel/Page 10

INTEL CORPORATION

Supplemental Platform Revenue Information

	Q1 2018	Q1 2018
	compared to Q4 2017	compared to Q1 2017
Client Computing Group Platform
Notebook platform volumes	(8)%	4%
Notebook platform average selling prices	3%	1%
Desktop platform volumes	(13)%	(6)%
Desktop platform average selling prices	9%	7%

Data Center Group Platform
Unit Volumes	(2)%	16%
Average Selling Prices	(3)%	7%

Intel/Page 11

INTEL CORPORATION
EXPLANATION OF NON-GAAP MEASURES

In addition to disclosing financial results in accordance with U.S. generally accepted accounting principles (GAAP), this earnings release contains references to the non-GAAP financial measures described below. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business and measuring our performance.
Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects. Income tax effects have been calculated using an appropriate tax rate for each adjustment. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated.
Acquisition-related adjustments: The non-GAAP financial measures disclosed by the company exclude certain business combination accounting adjustments and certain expenses related to acquisitions as follows:

•
Amortization of acquisition-related intangible assets: Amortization of acquisition-related intangible assets consists of amortization of intangibles assets such as developed technology, brands, and customer relationships acquired in connection with business combinations. We record charges relating to the amortization of these intangibles within both cost of sales and operating expenses in our GAAP financial statements. Amortization charges for our acquisition-related intangible assets are inconsistent in size and are significantly impacted by the timing and valuation of our acquisitions. Consequently, our non-GAAP adjustments exclude these charges to facilitate an evaluation of our current operating performance and comparisons to our past operating performance.

Restructuring and other charges: Restructuring charges are costs associated with a formal restructuring plan and are primarily related to employee severance and benefit arrangements. Other charges include asset impairments, pension charges, and costs associated with the Intel Security Group divestiture. We exclude restructuring and other charges, including any adjustments to charges recorded in prior periods, for purposes of calculating certain non-GAAP measures. We believe that these costs do not reflect our current operating performance. Consequently, our non-GAAP adjustments exclude these charges to facilitate an evaluation of our current operating performance and comparisons to our past operating performance.
Mark to market on marketable equity securities: We exclude gains and losses resulting from mark to market adjustments of our marketable equity securities when calculating certain non-GAAP measures as we do not believe the volatility generally associated with these securities correlates to our core operational performance. Consequently, our non-GAAP net income and earnings per share figures exclude these impacts to facilitate an evaluation of our current performance and comparisons to our past performance.
Gains or losses from divestiture: We exclude gains or losses resulting from the divestiture of Intel Security Group in the second quarter of 2017 and planned divestiture of Wind River in 2018. We have excluded these gains and related tax impacts for purposes of calculating certain non-GAAP measures. We believe making these adjustments facilitates a better evaluation of our current operating performance and comparisons to past operating results.
Free cash flow: We reference a non-GAAP financial measure of free cash flow, which is used by management when assessing our sources of liquidity, capital resources, and operating performance. We believe this non-GAAP financial measure is helpful to investors in understanding our capital structure and provides an additional means to reflect the cash flow trends of our business.

Intel/Page 12

INTEL CORPORATION
SUPPLEMENTAL RECONCILIATIONS OF GAAP OUTLOOK TO NON-GAAP OUTLOOK
Set forth below are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measures disclosed by the company have limitations and should not be considered a substitute for, or superior to, the financial measures prepared in accordance with GAAP, and the financial outlook prepared in accordance with GAAP and the reconciliations from this Business Outlook should be carefully evaluated. Please refer to "Explanation of Non-GAAP Measures" in this document for a detailed explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

	Q2 2018 Outlook		Full-Year 2018

GAAP OPERATING MARGIN	28%	approximately	29%	approximately
Amortization of acquisition-related intangibles	2%		2%
NON-GAAP OPERATING MARGIN	30%	approximately	31%	approximately

GAAP TAX RATE	14%	approximately	13%	approximately
Adjustment for the planned divestiture of Wind River	(1)%		—%
NON-GAAP TAX RATE	13%	approximately	13%	approximately

GAAP EARNINGS PER SHARE	$0.85	+/- 5 cents	$3.79	+/- 5%
Amortization of acquisition-related intangibles	0.07		0.27
(Gains) losses from divestiture	(0.08)		(0.08)
Mark to market on marketable equity securities	—		(0.13)
Income tax effect	0.01		—
NON-GAAP EARNINGS PER SHARE	$0.85	+/- 5 cents	$3.85	+/- 5%

(In Billions)	Full-Year 2018

GAAP CASH FROM OPERATIONS (In Billions)	$29.0
Additions to property, plant and equipment	(14.5)
FREE CASH FLOW	$14.5	+/- $500 million

Intel/Page 13

INTEL CORPORATION
SUPPLEMENTAL RECONCILIATIONS OF GAAP ACTUALS TO NON-GAAP ACTUALS
Set forth below are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Explanation of Non-GAAP Measures" in this document for a detailed explanation of the adjustment made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

	Three Months Ended
(In Millions, Except Per Share Amounts)	Mar 31, 2018	Apr 1, 2017

GAAP GROSS MARGIN	$9,731	$9,160
Amortization of acquisition-related intangibles	275	209
NON-GAAP GROSS MARGIN	$10,006	$9,369

GAAP GROSS MARGIN PERCENTAGE	60.6%	61.9%
Amortization of acquisition-related intangibles	1.7%	1.4%
NON-GAAP GROSS MARGIN PERCENTAGE	62.3%	63.3%

GAAP OPERATING INCOME	$4,470	$3,632
Amortization of acquisition-related intangibles	325	247
Restructuring and other charges	—	80
NON-GAAP OPERATING INCOME	$4,795	$3,959

GAAP NET INCOME	$4,454	$2,964
Amortization of acquisition-related intangibles	325	247
Restructuring and other charges	—	80
Mark to market on marketable equity securities	(606)	—
Income tax effect (2018 includes $45M tax impact from Wind River planned divestiture)	2	(73)
NON-GAAP NET INCOME	$4,175	$3,218

GAAP DILUTED EARNINGS PER COMMON SHARE	$0.93	$0.61
Amortization of acquisition-related intangibles	0.07	0.05
Restructuring and other charges	—	0.01
Mark to market on marketable equity securities	(0.13)	—
Income tax effect (2018 includes $.01 tax impact from Wind River planned divestiture)	—	(0.01)
NON-GAAP DILUTED EARNINGS PER COMMON SHARE	$0.87	$0.66